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                                                                   Exhibit 10.3
















                         FIBER OPTIC CONDUIT AGREEMENT



                                    BETWEEN



                          NORTH AMERICAN INFOTECH, LLC

                                    ("NAIT")



                                      AND



              THOROUGHBRED TECHNOLOGY AND TELECOMMUNICATIONS, INC.

                                  ("T-CUBED")











                             Dated August 15, 2000













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                               TABLE OF CONTENTS



ARTICLES
--------

ARTICLE 1  DEFINITIONS.......................................................2

ARTICLE 2  TERM..............................................................3
Section 2.01.  Term..........................................................3
Section 2.02.  Relationship after Termination................................4

ARTICLE 3  DOCUMENTATION.....................................................4
Section 3.01.  Fiber Optic Conduit Agreement.................................4
Section 3.02.  Right-of-Way Entry Agreement..................................4
Section 3.03.  Bill of Sale..................................................4
Section 3.04.  Right-of-Way Sublease Agreement...............................4
Section 3.05.  Fiber Use Agreement...........................................4
Section 3.06.  Co-occupancy Agreement........................................4
Section 3.07.  Additional Documentation......................................4
Section 3.08.  Priority of Documents.........................................5

ARTICLE 4  PROJECT SCOPE.....................................................5
Section 4.01.  Installation of Conduit System in Segments
               and Subsegments...............................................5
Section 4.02.  Conduit System Specifications.................................5
Section 4.03.  Ownership of Conduit System and Ducts.........................5
Section 4.04.  Regen Sites...................................................5

ARTICLE 5  COMPENSATION......................................................6
Section 5.01.  Duct Purchase Price...........................................6
Section 5.02.  Prepaid Rental................................................6
Section 5.03.  IRU...........................................................6
Section 5.04.  Adjustments...................................................6
Section 5.05.  Assurances....................................................6

ARTICLE 6  PROSECUTION OF PROJECT WORK.......................................7
Section 6.01.  Site Availability.............................................7
Section 6.02.  Engineering and Design Services...............................7
Section 6.03.  Conduit Construction..........................................8
Section 6.04.  Changes.......................................................8
Section 6.05.  Inspection, Testing and Acceptance............................8

ARTICLE 7  DELIVERY AND PURCHASE OF THE NAIT DUCTS...........................9
Section 7.01.  Subsegment Closings...........................................9



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                               TABLE OF CONTENTS

Section 7.02.  Segment Closings and Project Closing..........................9

ARTICLE 8  TAX MATTERS......................................................10
Section 8.01.  Transfer Taxes...............................................10
Section 8.02.  NAIT's Obligations...........................................10
Section 8.03.  T-Cubed's Obligations........................................10
Section 8.04.  Reimbursement of Taxes Paid on the Other's Behalf............10
Section 8.05.  Cooperation..................................................10

ARTICLE 9  INDEMNIFICATION..................................................10
Section 9.01.  General Obligation to Indemnify and Defend...................10
Section 9.02.  Defense of Property Rights...................................11
Section 9.03.  Notice and Defense of Claims.................................11
Section 9.04.  Claims Against Other Parties.................................12
Section 9.05.  Limitation on Claims.........................................12

ARTICLE 10  CONDEMNATION....................................................12
Section 10.01. Material Taking..............................................12
Section 10.02. Non-Material Taking..........................................13

ARTICLE 11  REPRESENTATIONS AND WARRANTIES..................................13

ARTICLE 12  DEFAULTS AND REMEDIES...........................................13
Section 12.01. Events of Default............................................13
Section 12.02. Termination Upon Failure to Cure.............................14

ARTICLE 13  ARBITRATION.....................................................14
Section 13.01. Commencement of Arbitration..................................14
Section 13.02. Appointment of Arbitrators...................................14
Section 13.03. Arbitration Proceeding.......................................14
Section 13.04. Arbitration Venue; Other.....................................15

ARTICLE 14  CONFIDENTIALITY.................................................15
Section 14.01. Treatment of Confidential Information........................15
Section 14.02. Compelled Disclosure of Confidential Information.............15

ARTICLE 15  NOTICES.........................................................15

ARTICLE 16  MISCELLANEOUS...................................................16
Section 16.01. Binding Effect of Agreement..................................16
Section 16.02. Cumulative Remedies..........................................16
Section 16.03. Failure to Pursue Remedies...................................16
Section 16.04. Governing Law................................................16



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                               TABLE OF CONTENTS

Section 16.05. Integration..................................................16
Section 16.06. Interpretation...............................................17
Section 16.07. Force Majeure................................................17
Section 16.08. Recordation..................................................17
Section 16.09. Severability.................................................17
Section 16.10. Survival of Obligations......................................17


ATTACHMENTS

I.       BILL OF SALE
II.      RIGHT-OF-WAY
III.     FIBER USE AGREEMENT
IV.      CO-OCCUPANCY AGREEMENT

SCHEDULES

         A-1      Memphis - Chattanooga Segment (Route Description)
         A-2      Atlanta - Chattanooga Segment (Route Description)

         B        Conduit System Specifications

         C-1 Duct Purchase Price And Pre-Paid Rent Schedule For The Memphis - Chattanooga Segment
         C-2 Duct Purchase Price And Pre-Paid Rent Schedule For The Atlanta - Chattanooga Segment

EXHIBIT

         A        Reps and Warranties Disclosure Exhibit



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                         FIBER OPTIC CONDUIT AGREEMENT


         THIS FIBER OPTIC CONDUIT AGREEMENT (this "Agreement"), dated as of August 15, 2000, by and between THOROUGHBRED TECHNOLOGY AND TELECOMMUNICATIONS, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia, with an office at Three Commercial Place, Norfolk, Virginia 235109235 ("T-Cubed"), and NORTH AMERICAN INFOTECH, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with an office at 751 County Road 989, Iuka, Mississippi 38852 ("NAIT").

                                    RECITALS

         WHEREAS, T-Cubed, pursuant to a telecommunications services agreement between T-Cubed, on the one hand, and Norfolk Southern Railway Company and Norfolk Southern Properties, Inc. (collectively "Railroad"), on the other, has an obligation to provide telecommunications services to support Railroad's railroad business;

         WHEREAS, to assist T-Cubed in fulfilling its obligation, Railroad has accorded T-Cubed certain rights and privileges with respect to its property, including the right to lease, and sublease to others, Railroad's rights-of-way;

         WHEREAS, Railroad needs telecommunications infrastructure, including optical fibers, to support its business on or about the rights-of-way covered by this Agreement, and T-Cubed does not have the present ability to install or operate such infrastructure on its own;

         WHEREAS, NAIT expects to be engaged in various aspects of the telecommunications business, including the installation and operation of fiber optic communications systems, and NAIT wishes to purchase from T-Cubed and utilize in its telecommunications business certain components of such a system installed in the rights-of-way covered by this Agreement; and

         WHEREAS, T-Cubed and NAIT have determined that it is technically and commercially feasible for the fiber optic facilities required by Railroad and T-Cubed, on the one hand, and NAIT, on the other hand, to co-occupy a system installed in the rights-of-way covered by this Agreement, and that each of Railroad, T-Cubed and NAIT will derive benefits from such co-occupancy;


         NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



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                                   ARTICLE 1
                                  DEFINITIONS

         In, and for the purposes of, this Agreement, certain terms shall have the meanings assigned to them as follows:

         "Additional Documentation" shall have the meaning set forth in Section 3.06.

         "Cable" means a fiber optic cable, the optical fibers contained therein and any protective casing, and associated splice connections, splice boxes and vaults to be installed as part of the Project. "Cable" does not include any electronics or optronics necessary to create telecommunications capacity on fibers in a Cable.

         "Conduit" shall mean a structure containing one or more Ducts.

         "Conduit System" shall mean any system of telecommunications Conduit, including pull boxes, handholes, manholes, markers and other related facilities, which is to be established in the Segments, and which, except for the NAIT Ducts, will be owned by T-Cubed. Conduit System does not include any Equipment Shelter or any Regen Site.

         "Conduit System Specifications" means the maps, drawings, plans and specifications for the construction and installation of the Conduit System and related facilities for the Segments, showing, by way of example and not of limitation: (i) the proposed location of all Fiber Optic Facilities, including the Conduit System, and their respective distance from the nearest railroad track; (ii) the number and size of Conduit(s) and Ducts to be installed; and
(iii) the total mileage for the Segments. The Conduit System Specifications are set forth in Schedule B hereto.

         "Duct" shall mean a single enclosed pipe, raceway or inner-duct suitable for the installation of Cables and shall include pull boxes, handholes, manholes, markers and other related facilities.

         "Equipment Shelter" means any structure utilized to house regeneration, amplification, electronic, optronic or other equipment to be used in connection with the establishment and operation of telecommunications capacity on the Conduit System.

         "Fiber Optic" or "Optical Fiber" shall mean a strand of optical waveguide permitting the transmission of communications signals.

         "Fiber Optic Facilities" means a fiber optic telecommunications transmission system and certain appurtenant equipment and structures.

         "Indefeasible Right To Use" or "IRU" shall mean a long-term right to use Optical Fibers and associated equipment, and shall include all indicia of ownership in such Optical Fibers, including unrestricted rights of use, with the exception of legal title to the physical Optical Fibers.



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         "NAIT Ducts" means the two (2) continuous, vacant, proofed Ducts in the Conduit System that NAIT has agreed to purchase from T-Cubed under the terms and conditions of this Agreement.

         "NAIT Facilities" means the NAIT Ducts, any Cables in the NAIT Ducts and any associated equipment installed for and owned by NAIT.

         "Project" means the totality of the undertakings of the parties under this Agreement.

         "Regen Site" means the site of an optical signal device, which regenerates, amplifies or extends optical signals through optical fiber, together with any associated equipment, facilities, and power source, and the Equipment Shelter in which it is housed.

         "SCADA" means Supervisory Control and Data Acquisition.

         "Segments" means the Railroad right-of-way segments specified in
Section 4.01.

         "Subsegment" means a portion of a Segment in which T-Cubed has completed installation of the Conduit System.

         "Third-party Section" shall have the meaning assigned in Section 6.01.


                                   ARTICLE 2
                                      TERM

         Section 2.01. Term. The term of this Agreement shall commence on the date first written above and shall terminate (unless terminated earlier under Sections 9.02, 10.01 or 12.02):

         (a)      upon the mutual written agreement of T-Cubed and NAIT; or

         (b)      at such time as:

                           (i) with respect to each Subsegment, (A) the Conduit System has been completed in such Subsegment, and (B) the parties have conducted a "Subsegment Closing" under
                  Section 7.01 transferring ownership of the NAIT Ducts in such Subsegment;

                           (ii) with respect to each Segment, (A) the Conduit System has been completed in such Segment, and (B) the parties have conducted a "Segment Closing under Section
                  7.02 transferring ownership of the NAIT Ducts in the Segment; and

                           (iii) with respect to the Project and this Agreement, (A) all of the Subsegment and Segment Closings have been completed, and (B) the parties have conducted the "Project Closing" under Section 7.02 with respect to the Project.



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         Section 2.02. Relationship after Termination. After the termination of this Agreement in accordance with the foregoing Section 2.01, the relationship between the parties shall be governed by the terms of the Right-of-Way Sublease Agreement, Fiber Use Agreement, Co-occupancy Agreement and any Additional Documentation as the parties may enter into in furtherance of the Project.


                                   ARTICLE 3
                                 DOCUMENTATION

         Section 3.01. Fiber Optic Conduit Agreement. The parties intend for this Agreement to provide a framework for T-Cubed's delivery, and NAIT's purchase, of the NAIT Ducts.

         Section 3.02. Right-of-Way Entry Agreement. The parties and Railroad have entered into a "Right-of-Way Entry Agreement" of even date herewith. That Right-of-Way-Entry Agreement replaces and supersedes any and all previous agreements between the parties with regard to NAIT's right of entry on, or other access to or use of, certain property of Railroad.

         Section 3.03. Bill of Sale. The parties anticipate the delivery to NAIT by T-Cubed of one or more "Bill of Sale," which, individually or collectively, will convey to NAIT all right and title to the NAIT Ducts in the Segments. The form of said Bill of Sale is set forth as "Attachment I" hereto.

         Section 3.04. Right-of-Way Sublease Agreement. The parties anticipate entering into one or more "Right-of-Way Sublease Agreement," in the form set forth in "Attachment II" hereto, which will set forth the terms and conditions pursuant to which NAIT will have the right to maintain the NAIT Ducts in the Segments for the Initial Term (as defined in the Right-of-Way Sublease Agreement). The parties intend that each Right-of-Way Sublease Agreement
(i)constitutes a lease of tangible property for tax purposes and (ii) constitutes a "section 467 rental agreement" within the meaning of section 467 of the Code, and the regulations promulgated thereunder.

         Section 3.05. Fiber Use Agreement. The parties anticipate entering into one or more "Fiber Use Agreement," in the form set forth in "Attachment III" hereto, which will set forth the terms and conditions pursuant to which T-Cubed will have an Indefeasible Right To Use one pair of dedicated Optical Fibers in a Cable installed in one of the NAIT Ducts.

         Section 3.06. Co-occupancy Agreement. The parties anticipate entering into one or more "Co-occupancy Agreement," in the form set forth in "Attachment IV" hereto, which will set forth the terms and conditions pursuant to which T-Cubed and NAIT will access and maintain their respective facilities within the Conduit System.

         Section 3.07. Additional Documentation. The parties anticipate that the fulfillment of the objectives of this Agreement may require the execution and delivery of instruments or documents not specified here ("Additional Documentation").



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         Section 3.08. Priority of Documents. In the event of a conflict or inconsistency between this Agreement and the terms of any Right-of-Way Entry Agreement, Bill of Sale, Right-of-Way Sublease Agreement, Fiber Use Agreement, or Additional Documentation (individually an "Other Document" and two or more collectively "Other Documents"), the terms of the Other Document shall in all cases prevail when interpreting and applying the terms of the Other Document, but only with regard to the specific Other Document, and not with regard to Other Documents of the same nature, unless the Other Documents contain the same language, in the same context, as gave rise to the conflict or inconsistency with this Agreement.


                                   ARTICLE 4
                                 PROJECT SCOPE

         Section 4.01. Installation of Conduit System in Segments and Subsegments. T-Cubed is installing a Conduit System, in which the NAIT Ducts will be included, in segments of Railroad's right-of-way which run between: (i) Memphis, Tennessee and Chattanooga, Tennessee, which segment is more fully described in Schedule A-1 (the "Memphis Chattanooga Segment"); and (ii) Atlanta, Georgia and Chattanooga, Tennessee, which segment is more fully described in Schedule A-2 (the Atlanta - Chattanooga Segment"). The parties acknowledge that it is in their mutual interests for T-Cubed to complete and deliver the NAIT Ducts in the Conduit System in Subsegments within the Segments in order to allow, prior to completion of the entire Project, (i) NAIT to commence installation of Cable and other Fiber Optic Facilities in the NAIT Ducts, and (ii) T-Cubed to receive incremental payments of the Duct purchase price and the prepaid rental for the Segments. The parties further acknowledge that the location and number of the Subsegments within the Segments, the length and continuity of each Subsegment, and the sequence in which the Subsegments are built out and the NAIT Ducts therein delivered to NAIT, will depend on Railroad-related use of the Segments for railroad operations, and therefore shall be left to the discretion of T-Cubed; provided, however, that in determining the Subsegments, T-Cubed shall take into account NAIT's need to carry out further construction activities utilizing the NAIT Ducts in a timely and cost-effective manner.

         Section 4.02. Conduit System Specifications. The Conduit System shall be constructed in accordance with the Conduit System Specifications set forth in Schedule B. NAIT acknowledges that it has reviewed and approved the Conduit System Specifications.

         Section 4.03. Ownership of Conduit System and Ducts. During construction, the Conduit System shall be the property of T-Cubed. Upon satisfaction of the mutual terms and conditions of this Agreement, T-Cubed shall deliver and NAIT shall purchase the NAIT Ducts, which thereafter shall be the property of NAIT.

         Section 4.04. Regen Sites. Although NAIT has sole responsibility for securing any Regen Sites and any Equipment Shelters required for the NAIT Facilities, NAIT and T-Cubed will cooperate in efforts to secure Regen Sites for joint occupancy and use by NAIT and one or more of T-Cubed, the Railroad and such other parties as may purchase or lease any of the Ducts retained by T-Cubed in the Conduit System, or any Cable or Optical Fiber capacity therein. With regard



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to each such joint-use Regen Site, the parties may negotiate, prepare and enter into a lease, sublease, co-occupancy agreement, or other agreement, as appropriate.


                                   ARTICLE 5
                                  COMPENSATION

         Section 5.01. Duct Purchase Price. As consideration for T-Cubed's transfer to NAIT of the NAIT Ducts in each Subsegment and the Segments, NAIT shall pay to T-Cubed the Duct purchase price specified in, at the times specified in, Schedule C-1 and C-2. The parties acknowledge that the payments specified in Schedule C-1 and C-2 are subject to adjustment upon final determination of Segment end-points and total mileage.

         Section 5.02. Prepaid Rental. As consideration for the NAIT Ducts' occupancy of Railroad's right-of-way in the Segments for the Initial Term specified in the Right-of-Way Sublease Agreement, NAIT will pay to T-Cubed the prepaid rental specified in, at the times specified in, Schedule C-1 and C-2. NAIT and T-Cubed agree that, for tax purposes, they will account for the prepaid rental consistent with the rules applicable to prepaid rental under a section 467 rental agreement.

         Section 5.03. IRU. In further consideration of T-Cubed's undertakings herein, NAIT shall grant T-Cubed an Indefeasible Right To Use a pair of dedicated Optical Fibers in a Cable installed in one of the NAIT Ducts in each Segment for T-Cubed and railroad-related voice, data, SCADA and internal administrative communications. Each IRU shall be for a term beginning with NAIT's initial activation of fiber on the Segment, and terminating on the termination date of the respective Right-of-Way Sublease Agreement, and shall provide for T-Cubed to have access to the dedicated Optical Fibers at various locations to be designated throughout the term of the IRU. Prior to the termination of this Agreement with respect to a Subsegment pursuant to Section 2.01, T-Cubed and NAIT shall enter into a Fiber Use Agreement, in the form set forth as Attachment III, for the Subsegment.

         Section 5.04. Adjustments. On or prior to the date this Agreement is to terminate pursuant to Section 2.01, the parties shall determine any amounts each may have owing to the other, including, by way of example and not of limitation, (i) any amounts NAIT may owe to T-Cubed on account of changes to Project specifications pursuant to Section 6.05, and (ii) any adjustments to Duct purchase payments or prepaid rental upon final determination of Segment end- points and total mileage. The amounts so determined as owed to each party and by each party (i) first shall be offset to the extent of any amount owed by the other party, and (ii) with any excess owed to one party after such offset shall be paid by the other party on the date of termination.

         Section 5.05. Assurances. Both parties hereto acknowledge and agree that either party shall be entitled to receive from the other party from time to time during the Term reasonable assurances of the other party's ability to perform its obligations hereunder, including financial and project work obligations, and both parties agree promptly to provide such assurances acceptable



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in form and content to the other party's reasonable satisfaction. As used in the preceding sentence, "reasonable assurances" regarding NAIT's ability to perform its financial obligations may include the posting of a letter of credit, procurement of a "highly confident" letter, or other proof of adequate and available funds in T-Cubed's reasonable judgment. Failures to provide assurances hereunder shall be subject to the default, notice and cure provisions of Section 12.01(d) and the termination provisions of Section 12.02.


                                   ARTICLE 6
                          PROSECUTION OF PROJECT WORK

         Section 6.01. Site Availability. T-Cubed, in reliance on the property rights it has obtained through its telecommunications services agreements with the Railroad, will make those property rights available for use in connection with the Project, so as to support (i) its own construction, ownership and operation of the Conduit System in the Segments, and (ii) to provide NAIT with
(A) ownership of the NAIT Ducts in the Segments and (B) certain right-of-way occupancy rights in the Segments for the term of the Right-of-Way Sublease Agreement; provided, however, that as to those portions of the Segments identified in Schedules A-l and A-2 in respect of which T-Cubed does not currently have property or access rights (the "Third-party Sections"), T-Cubed shall use commercially reasonable efforts to secure such rights at its sole cost for the period prescribed in Schedules A-l and A-2. In the event T-Cubed secures such rights, NAIT agrees to be bound by the terms and conditions thereof in respect of the NAIT Facilities' occupancy of the Third-party Section, and to enter into appropriate sublease, sublicense, partial assignment or other documentation evidencing the same; provided, however, that NAIT's fees for such sublease, sublicense or partial assignment shall be the amount that NAIT would pay as, payable in the manner of (subject to adjustments under Section 5.04), and deemed to be, prepaid rental as if NAIT were occupying the Third-party Sections pursuant to the Right-of-Way Sublease Agreement; provided, further, that NAIT shall not be required to pay any additional fees for occupancy of the Third-party Sections other than such amounts paid as prepaid rental, but shall pay its pro rata share (based on the number of NAIT Ducts in the Conduit System) of flagging and similar costs in connection with Cable installation, if any, assessed by the holder of the Third-party Sections. In the event T-Cubed is unable to secure rights in the Third-party Sections within the prescribed period, the parties shall work together to secure alternative routes to complete the Segments , with each party bearing fifty percent (50%) of the costs of such alternative routes if secured; provided, however, that if such routes cannot be obtained within one hundred and eighty (180) days of the effective date of this Agreement on mutually acceptable terms, either patty shall have the right to terminate this Agreement as to the affected Third-party Section; provided, further, that if this Agreement is terminated by either party under the preceding clause of this Section 6.01, T-Cubed shall refund to NAIT a pro rata share, based on the affected Third-party Section's mileage, of any amounts NAIT has theretofore paid T-Cubed as prepaid rental and the Duct purchase price for the affected Segment.

         Section 6.02. Engineering and Design Services. T-Cubed will provide, at its sole cost, all engineering and system design services, engineering materials, surveying services, and flagmen for the design phase of the Conduit System.



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         Section 6.03. Conduit Construction. T-Cubed will provide, at its sole cost, all construction services, labor and materials (including flagmen, permitting, licensing and inspection) for the Conduit System; provided, however, that T-Cubed may elect to have Tishomingo Railroad provide locomotive power for conduit construction. T-Cubed shall be responsible for the performance of all work required for the construction of the Conduit System in accordance with the Conduit System Specifications. Such work may include, but may not be limited to, hiring and managing contractors, coordinating access with Railroad, obtaining approvals of plans, and obtaining construction and environmental permits. T-Cubed shall prosecute all of its assigned work in a prompt and diligent manner.

         Upon the commencement of the construction work in a Segment, T-Cubed shall designate a construction manager ("Manager") who shall act as its authorized representative and manager in connection with the construction work on that Segment. NAIT shall have the right, but not the obligation, to inspect the construction work from time to time prior to its completion, subject to the terms of the Right-of-Way Entry Agreement.

         Section 6.04. Changes. In the event NAIT seeks changes in, additions to, or deletions from any specifications in the Conduit System Specifications, NAIT shall notify T-Cubed of its proposed changes, additions or deletions. Upon receipt of notification of NAIT's proposed changes, T-Cubed shall promptly notify NAIT of (i) the estimated cost of the proposed changes, additions or deletions; (ii) the effect of the proposed changes, additions or deletions upon the scheduled completion of the work; and (iii) whether additional authorizations or permits are required as a result of the proposed changes, additions or deletions. Both parties shall agree in writing within twenty (20) days to the proposed changes, additions or deletions, or said changes, additions or deletions shall be deemed not accepted by the other party. Upon receipt of the written amendment to the contract, T-Cubed shall promptly proceed with the performance of the relevant Project work, as so modified.

         Section 6.05. Inspection, Testing and Acceptance. Upon completion of a portion of the Conduit System in a Subsegment, T-Cubed shall perform completion testing, including, but not limited to, Duct "proofing," on the Conduit System in that portion to determine conformity with the Conduit System Specifications. T-Cubed shall give NAIT at least five (5) business days prior notice of the date and time of such completion testing, and NAIT shall have the right, but not the obligation, to be present for observation of said testing.

         When T-Cubed reasonably determines that the Conduit System has been constructed in a Subsegment substantially in conformity with the Conduit System Specifications, it shall provide notice to NAIT (i) certifying that the NAIT Ducts in the Conduit System in such Subsegment are available for acceptance, and (ii) specifying the location and mileage of such Subsegment (a "Completion Notice"). Upon receipt of a Completion Notice, NAIT may inspect the work performed by T-Cubed, and shall have ten (10) business days to either accept or reject the Completion Notice (specifying, if rejected, any and all objections to, or deficiencies in, such Project work) by delivery of written notice to T-Cubed.



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

         In the event NAIT rejects the Completion Notice, T-Cubed shall resolve the objections and deficiencies cited therein and perform a retest as soon as practicable. Thereafter, T-Cubed shall again give NAIT a Completion Notice with respect to the relevant work. This reiterative procedure shall apply again and successively until T-Cubed has remedied all material deficiencies in the relevant work. If NAIT fails to reject a Completion Notice within the ten (10) business day period, the subject work shall be deemed accepted by NAIT, and T-Cubed shall have no further liability related to the conformity of that portion of the Conduit System and the NAIT Ducts therein to the Conduit System Specifications.


                                   ARTICLE 7
                    DELIVERY AND PURCHASE OF THE NAIT DUCTS

         Section 7.01. Subsegment Closings. Upon (i) the completion of construction of the Conduit System in a Subsegment, and (ii) delivery and acceptance of a Completion Notice, T-Cubed shall deliver, and NAIT shall purchase, the NAIT Ducts covered by such Completion Notice. To effectuate such delivery and purchase, the parties shall conduct a "Subsegment Closing," at which they shall deliver or exchange, as appropriate, (1) one or more Bill of Sale, in the form set forth in "Attachment I" hereto, which, individually or collectively, convey to NAIT all right and title to the NAIT Ducts in the Subsegment; (2) one or more Right-of-Way Sublease Agreement, in the form set forth in "Attachment II" hereto, which, individually or collectively, grant NAIT the right to maintain the NAIT Ducts in the Subsegment; (3) one or more Fiber Use Agreement, in the form set forth in "Attachment III" hereto, which, individually or collectively, grant T-Cubed an IRU for Optical Fiber in the NAIT Ducts in the respective Subsegment; (4) one or more Co-Occupancy Agreement, in the form set forth in "Attachment IV" hereto, which, individually or collectively, set forth the parties' respective maintenance obligations in respect of their property in the Conduit System; (5) all duct purchase payments and prepaid rental due at the respective Subsegment Closing; (6) all payments due at the respective Subsegment Closing pursuant to adjustments made in accordance with Section 5.04 and in accordance with Schedule C; and (6) any Additional Documentation anticipated by Section 3.06 as may be necessary or appropriate to effectuate the Subsegment Closing.

         Section 7.02. Segment Closings and Project Closing. Upon completion of all of the Subsegment Closings for a Segment (or at the time of the final Subsegment Closing), the parties shall conduct a "Segment Closing," at which they will deliver or exchange, as appropriate, all documentation and payments necessary for the fulfillment and completion of all of their respective obligations in respect of such Segment under this Agreement. Upon completion of all of the Segment Closings, the parties shall conduct a "Project Closing," at which they will deliver or exchange, as appropriate, all documentation and payment necessary for the fulfillment and completion of all of the respective obligations in respect of the Project under this Agreement.

                                   ARTICLE 8
                                  TAX MATTERS

         Section 8.01. Transfer Taxes. NAIT shall pay all real estate transfer taxes and sales and use taxes together with any interest and penalty, if any, imposed by law with respect to (i) the conveyance to NAIT of all right and title to the NAIT Ducts, and (ii) the sublease to NAIT of the Segments.

         Section 8.02. NAIT's Obligations. NAIT shall timely report, make filings for, and pay any and all income, gross receipts, excise, ad valorem, or other taxes, and any and all franchise fees or similar fees assessed together with any interest and penalty, if any, due with respect to the NAIT Ducts, Fiber Optic Facilities installed therein or thereon, or the portion of the Segments occupied by the foregoing.

         Section 8.03. T-Cubed's Obligations. Except as otherwise set out in Sections 8.01 and 8.02 above, T-Cubed shall timely report, make filings for and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed together with any interest and penalty, if any, due with respect to the Segments, Conduit System, Conduit Right-of-Way or the Fiber Use Agreements (from and after the effective date of such Fiber Use Agreements) with respect to dedicated optical fibers granted to T-Cubed.

         Section 8.04. Reimbursement of Taxes Paid on the Other's Behalf. If T-Cubed or Railroad is assessed for any taxes, fees, interest or penalties which NAIT is obligated to pay pursuant to Section 8.01 and 8.02, NAIT shall reimburse T-Cubed or Railroad for any payment of such taxes or fees. If NAIT is assessed for any taxes, fees, interest or penalties which T-Cubed is obligated to pay pursuant to Section 8.03, T-Cubed shall reimburse NAIT for any payment of such taxes or fees.

         Section 8.05. Cooperation. The parties shall cooperate in any contest of any taxes or fees and in making tax-related reports and filings, so as to avoid, to the extent reasonably possible, prejudicing the interests of the other party.


                                   ARTICLE 9
                                INDEMNIFICATION

         Section 9.01. General Obligation to Indemnify and Defend. Except to the extent the following claims are caused by the negligence or intentional misconduct of the parties indemnified hereunder, each party to this Agreement shall defend, indemnify and hold harmless the other, its affiliates and each of its directors, officers, agents, employees, representatives and contractors or subcontractors, from and against, and shall pay, all losses, damages, liabilities, penalties, fines, assessments, claims and actions, and all related expenses (including reasonable attorneys' fees and expenses and the costs of litigation) by reason of injury or death to any person, damage to any property or any other occurrence arising out of, resulting from or in any manner caused by the Project-related acts or omissions of the indemnifying party or of those for whom the indemnifying party is legally liable. NAIT specifically acknowledges and agrees that Railroad is an intended beneficiary of this provision. This general obligation of each party to indemnify and defend the other shall survive the termination of this Agreement, unless subsequent agreements between the parties specifically release, assume or modify any general indemnification or defense obligations established herein.

         Section 9.02. Defense of Property Rights. During the term of this Agreement, T-Cubed shall maintain and defend all property rights legally necessary, in T-Cubed's sole discretion, for the construction and installation of the Conduit System, including the NAIT Ducts. If, in connection with a proceeding challenging such property rights, construction of the Conduit System is enjoined, by preliminary or permanent injunction issued by a court having jurisdiction over the parties or the Segments, T-Cubed, in its sole discretion, may elect to terminate this Agreement. In the event T-Cubed, pursuant to this Section, elects to terminate this Agreement in accordance with the preceding sentence, T-Cubed, on or before the date on which any termination becomes effective, shall return to NAIT all monies actually paid to T-Cubed by NAIT with respect to the Segments and pursuant to Sections 5.01 and 5.02.

         Section 9.03. Notice and Defense of Claims. The parties agree to promptly provide each other with notice of any lawsuit, judicial, administrative or other dispute resolution action, proceeding or claim of which it becomes aware and which it believes may result in an indemnification obligation hereunder (each, an "Action"); provided that the failure to provide any such notice shall not affect the indemnifying party's indemnification obligation unless the indemnifying party is actually prejudiced by the failure to receive such notice and then only to the extent of such prejudice. After receipt of any such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of the indemnity hereunder in connection with such Action, then the indemnifying party shall be entitled, if it so elects (i) to take control of the investigation and defense of such Action, (ii) to employ and engage attorneys of its own choice, which are reasonably acceptable to the indemnified party, to handle and defend the same, at the indemnifying party's cost, risk and expense, unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case the indemnified party shall also have the right to employ its own counsel in any such case with the reasonable fees and expenses of such counsel being borne by the indemnifying party, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld or delayed, provided, however, such consent of the indemnified party is not required if such settlement, compromise or consent includes, as an unconditional term thereof given by the claimant or the plaintiff to the indemnified party, a full release from all liability in respect of such indemnifiable claim. Notwithstanding anything in this Article 9 to the contrary, (i) if there is a reasonable probability that an indemnifiable claim may materially adversely affect the indemnified party, other than as a result of money damages or other money payments, the indemnified party shall have the right to participate in such defense, compromise or settlement, and the indemnifying party shall not, without the indemnified party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any indemnifiable claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof given by the claimant or the plaintiff to the indemnified party a full release from all liability in respect of such indemnifiable claim. In all such cases, the indemnified party shall cooperate in the defense of the Action.

         Section 9.04. Claims Against Other Parties. Except as set forth herein, and subject to the terms of any underlying agreements between T-Cubed and any third person, nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third person, including indirect, special or consequential damages, based on any acts or omissions of such third person as such acts or omissions may affect the design or construction of the Conduit System, including the NAIT Ducts; provided, however, that each party hereto shall assign such rights of claims, execute such documents, and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third person.

         Section 9.05. Limitation on Claims. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for any special, indirect, punitive, exemplary, incidental, or consequential damages of any type due to claims (including, but not limited to, any claims (i) for lost revenues or profits, (ii) by customers for lost services, or (iii) for any cost of replacement facilities or services) arising under this Agreement or from the breach or partial breach of any provision of this Agreement.


                                   ARTICLE 10
                                  CONDEMNATION

         Section 10.01. Material Taking. In the event of a material taking or condemnation by any competent authority for any public or quasi-public use or purpose of the whole or a part of the railroad right-of-way occupied by the Conduit System during the term hereof, this Agreement shall terminate upon vesting of title in, or taking of possession by, the condemnor, whichever occurs first. For purposes of this Section 10.01, a "material taking" shall mean a taking under the conditions in the preceding sentence that renders the Fiber Optic Facilities utilizing the Conduit System (i) inoperable in a commercially reasonable manner, and (ii) incapable of restoration to service within 6 months of the date of the taking without the expenditure by T-Cubed or NAIT of commercially unreasonable sums. In the event of a material taking, NAIT shall receive compensation only for the taking and damaging of the NAIT Facilities, relocation expenses and loss of business or interference with NAIT's operations and, as to the last three such items, only to the extent separately awarded by the court or tribunal fixing the award, and not as a deduction from the value of the land or the right to use the portion of the railroad right-of-way taken. The remaining award balance and interest thereon, as well as the award for the land value and interest thereon, shall accrue to T-Cubed or Railroad. Under no circumstances shall NAIT be entitled to any portion of the award representing a "bonus value" or difference between the value of the right to occupy the affected railroad right-of-way and any sublease payments or any other sums due hereunder.

         Section 10.02. Non-Material Taking. In the event of a non-material taking or condemnation by any competent authority for any public or quasi-public use or purpose of the whole or a part of the railroad right-of way during the term hereof, this Agreement shall not terminate by reason thereof. For purposes of this Section 10.02, a "non-material taking" shall mean a taking under the conditions in the preceding sentence that leaves the Fiber Optic Facilities utilizing the Conduit System (i) operable in a commercially reasonable manner, or (ii) capable of restoration to service within 6 months of the date of the taking through the expenditure by NAIT of commercially reasonable sums. In the event of a non-material taking, NAIT shall not be entitled to any relief from, or refund of, any Duct purchase price, prepaid rental, or other sums paid or due hereunder, but shall be entitled to an equitable adjustment of payments and obligations in the event NAIT is required to expend sums to restore the Conduit System to service. Except to the extent it may be prevented by the terms of the order of the condemning authority, and except as qualified herein, NAIT shall perform and observe all of its covenants, conditions and obligations as though such non-material taking or condemnation had not occurred.


                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         Each party covenants and warrants to the other that: (i) it has full right, power and authority to execute this Agreement; (ii) it has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the state of its incorporation or formation and is duly qualified to do business in each state in which it is required to be so qualified to perform its obligations hereunder; (iii) except as set forth on Exhibit A, no litigation or governmental proceeding is pending, or threatened in writing, which might have a material adverse effect on this Agreement, the Project or the rights of the Parties hereunder; and (iv) the execution and delivery of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate actions and do not violate any provision of law or the party's certificate of incorporation, bylaws or other organic document.


                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

         Section 12.01. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                  (a) Failure of NAIT to pay (i) any installment of any Duct purchase price in the full amounts, and at the times, specified in Schedules C-1 and C-2, (ii) any installment of any prepaid rental in the full amount, and at the time, specified in such Schedule C; or (iii) any other sum due hereunder within ten (10) days following notice from T-Cubed; provided, however, that notwithstanding the foregoing, NAIT shall have thirty (30) days to cure any failure to pay the initial installments of the Duct purchase price and prepaid rental in the full amounts, and at the times, specified in Schedule C-1 and C-2.

                  (b) The subjection of any right or interest of NAIT hereunder to attachment, execution or other levy or to seizure under legal process, if not released or bonded within sixty (60) days;

                  (c) The filing of a mechanic's or materialman's lien against all or any part of any railroad right-of-way because of acts or omissions of NAIT or its agents, unless released or bonded within forty-five
(45) days following demand by T-Cubed or Railroad;

                  (d) Failure of either party to perform any non-monetary obligation within thirty (30) days following notice from the other party; provided, however, that if such default cannot reasonably be cured within thirty (30) days, the defaulting party shall have such additional time as is reasonably necessary to complete a cure (not to exceed one hundred twenty (120) days) provided such party commences cure within the thirty (30) day period and proceeds diligently thereafter.

         Section 12.02. Termination Upon Failure to Cure. If any Event of Default shall continue uncured following notice of default as and if required hereunder, the non-defaulting party may terminate this Agreement by giving the defaulting party notice of termination.


                                   ARTICLE 13
                                  ARBITRATION

         Section 13.01. Commencement of Arbitration. The parties adopt the following arbitration provisions to avoid the problems of litigation or deadlock in the event they cannot resolve any dispute between them, including any failure to reach mutual agreement under any provision of this Agreement which requires, permits or conditions the occurrence of any event or the exercise of any right upon mutual agreement of the parties; provided, however, that (i) NAIT's obligation to pay the Duct purchase prices and the prepaid rental when due, and (ii) any matter left to a party's sole discretion, shall not be subject to arbitration hereunder. If a dispute arises from or relates to this Agreement, the parties agree that upon the request of either party they shall try in good faith to settle the dispute within sixty (60) days of such request, following which either party may commence arbitration using the procedures set forth herein.

         Section 13.02. Appointment of Arbitrators. Any dispute as to which a party commences arbitration shall be referred to a panel of arbitrators consisting of three (3) disinterested, competent persons, one selected by T-Cubed, one selected by NAIT, and one selected by the aforesaid two, who shall have the power of an umpire. If the parties cannot agree on a third arbitrator, the third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association ("AAA") from the AAA's "large case" panel and it shall be an attorney with at least ten (10) years of commercial litigation experience.

         Section 13.03. Arbitration Proceeding. After the appointment of the arbitrators, all proceedings shall be in accordance with the Commercial Arbitration Rules of the AAA. The decision and award of such arbitrators, or any two of them, or, in case of disagreement among all arbitrators, of the umpire, shall be conclusive and binding. In any judicial proceeding to enforce this agreement to arbitrate, the only issues to be determined shall be the existence of the agreement to arbitrate and the failure of one party to comply with that agreement, and these issues shall be decided by the court without a jury. All other issues shall be decided by the arbitrators, whose decision shall be final and binding. The parties agree that there shall be no appeal of an order completing arbitration except as part of an appeal concerning confirmation of the decision of the arbitrators.

         Section 13.04. Arbitration Venue; Other. The location of the arbitration shall be Atlanta, Georgia, at a site designated jointly by the parties, or failing that, by the arbitrators. Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy). Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder (including in any subsequent arbitration hereunder) without the prior written consent of both parties.


                                   ARTICLE 14
                                CONFIDENTIALITY

         Section 14.01. Treatment of Confidential Information. During and after the term of this Agreement, T-Cubed and NAIT (including their respective employees, officers, agents, directors and affiliates) shall treat as confidential and proprietary, and shall not disclose without the prior written consent of the other party (except as necessary to perform this Agreement, and then only on a confidential basis satisfactory to both parties), any information, whether oral or written, or any description (including any technical information, experience or data), of either party's plans, operations or customers, which may come within its knowledge in the course of negotiating and preparing this Agreement, or in the course of performing the terms hereof.

         Section 14.02. Compelled Disclosure of Confidential Information. In the event either party is required by subpoena, court, or administrative order to disclose any confidential or proprietary information it may have received from the other, it shall give immediate written notice to the other party. Thereupon, the party whose information is subject to disclosure may interpose all objections it may have to such disclosure. The foregoing obligation shall survive the termination or expiration of this Agreement, and shall continue until a written release is given by the other party.


                                   ARTICLE 15
                                    NOTICES

         Any notices or demands by or from T-Cubed to NAIT, or from NAIT to T-Cubed, shall be in writing and shall be deemed given upon (i) personal delivery to the addressee, (ii) 5 days after deposit into United States mail, postage prepaid, certified mail, return receipt requested, or (iii) 1 day after delivery to United States Postal Service Express Mail or similar overnight delivery service. Until notified of a different address, all notices shall be addressed to the parties as follows:

If to T-Cubed:                               If to NAIT:

Thoroughbred Technology and                  North American Infotech, LLC

Telecommunications, Inc.                     751 County Road 989

Three Commercial Place                       Iuka, Mississippi  38852

Norfolk, Virginia  23510-9241                Attn: President

Attn:  President


                                   ARTICLE 16
                                 MISCELLANEOUS

         Section 16.01. Binding Effect of Agreement. Each of the covenants, conditions and obligations in this Agreement shall inure to the benefit of and shall be binding upon the successors in interest of T-Cubed and, subject to any restrictions set forth herein, the permitted assigns and successors of NAIT.

         Section 16.02. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive that party's right to use any or all other available remedies. The rights and remedies hereunder are given in addition to any other rights the parties may have at law or equity, by statute, ordinance or otherwise.

         Section 16.03. Failure to Pursue Remedies. The failure to seek redress for violation of; or to insist upon the strict performance of; any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         Section 16.04. Governing Law. This Agreement and the rights hereunder shall be interpreted in accordance with the laws of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         Section 16.05. Integration. This Agreement constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. Any amendment, change, modification or waiver of the terms, conditions or obligations of this Agreement shall be made in writing and signed by the parties' duly authorized representatives. The parties acknowledge that this Agreement may be amended to add additional Segments.

         Section 16.06. Interpretation. All references herein to "Articles" and "Sections" shall refer to corresponding provisions of this Agreement. whenever the words "include," "includes" or including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         Section 16.07. Force Majeure. Whenever a period of time is prescribed in this Agreement or any of the Schedules hereto for the taking of any action, the party subject to such prescription shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, injunctions, shortages of labor or materials (not caused by the party seeking the benefit of this Section), war, governmental laws, regulations, restrictions or takings, or any other cause whatsoever beyond the control of the party.

         Section 16.08. Recordation. Neither party hereto shall record this Agreement without the written consent of the other party hereto.

         Section 16.09. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         Section 16.10. Survival of Obligations. Any termination or expiration hereunder shall not relieve either party from any obligation incurred, or covenant or representation made, to the other party under the terms of this Agreement.

         IN WITNESS WHEREOF, T-Cubed and NAIT have executed this Agreement in multiple original counterparts, each of which shall be deemed an original, as of the day and year first above written.

Witness:                                  THOROUGHBRED TECHNOLOGY AND
                                          TELECOMMUNICATIONS, INC.


                                          By:
-----------------------------------          ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------

Witness:                                  NORTH AMERICAN INFOTECH, LLC


                                          By:
-------------------------------------        ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------